Exhibit 13.1

Certifications Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of China SXT Pharmaceuticals, Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended March 31, 2021 of the Company fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 13, 2021

/s/ Feng Zhou
Feng Zhou
Chief Executive Officer (Principal Executive Officer)

Dated: August 13, 2021

/s/ Wang L. Lee
Wang L. (Wallace) Lee
Chief Financial Officer (Principal Financial Officer)